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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial and Operating Data" and to the use of our report dated January 24, 1996, in the Registration Statement (Form S-1 No. 333-1388) and related Prospectus of Pacific Greystone Corporation for the registration of $90,800,000 aggregate maximum offering price of its common stock.


                                          Ernst & Young LLP


Los Angeles, California
May 20, 1996